Exhibit 99.1

HOUSTON, TX., June 9, 2017 /PR Newswire/ -- Environmental Packaging Technologies Holdings, Inc., a Nevada corporation (“The Company”), announced today that it has completed a reverse merger on June 8, 2017 in which Environmental Packaging Technologies, Inc., a Delaware corporation, became a wholly owned subsidiary of the Company. “This is an exciting new chapter for EPT,” said David Skriloff, CEO. “Being a public company will allow us to have further access to the capital markets such that we can globally expand our production capabilities and continue to grow our business.”

Shares of the Company's common stock are quoted on the OTC Markets under the symbol: EPTI

Visit the Company website: www.eptpac.com

ABOUT EPT

Environmental Packaging Technologies (EPT) (www.eptpac.com) is a publicly traded USA based global logistics company (OTC: EPTI).  It is the only US manufacturer of flexitanks, and one of the first in the field.   A flexitank is a soft sided single use container for the bulk shipment of non-hazardous liquids within a 20’ intermodal shipping container.  Flexitanks are generally considered the least expensive and most environmentally conscious way to ship bulk non-hazardous liquids over long distances. One flexitanks can hold up to 24,000 liters of liquids.

With the introduction of its patent-pending LiquiRide product in 2016, EPT opened the market for flexitanks to be utilized in 40’ and 53’ containers and trailers in both dry and refrigerated configurations allowing for the first time shipments of liquid requiring temperature controls.  EPT’s customers have utilized the Company’s state-of-the-art Flexitanks to ship a wide variety of liquids including liquid latex and other chemicals, fruit juices and concentrates, edible oils, milk, wine, petroleum based products and many others.  EPT provides its products to shippers, logistics companies and end users in more than 50 countries around the world.  It has offices in the US, South Korea, the Netherlands and Argentina.

Forward - Looking Statement

This press release contains projections and other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: (i) the contraction or lack of growth of markets in which we compete and in which our products are sold (ii) unexpected increases in our expenses, including manufacturing expenses, (iii) our inability to adjust spending quickly enough to offset any unexpected revenue shortfall, (iv) delays or cancellations in spending by our customers, (v) unexpected average selling price reductions, (vi) the significant fluctuation to which our quarterly revenue and operating results are subject due to cyclicality in the transport/ logistics industry, (vii) our inability to anticipate the future market demands and future needs of our customers, and (viii) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.